Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

Authentidate Receives Notice from Nasdaq

Regarding Listing Requirements

BERKELEY HEIGHTS, NJ, May 28, 2010 – Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure health information exchange, workflow management services and telehealth solutions, today announced that it received a deficiency notification from the Nasdaq Stock Market dated May 26, 2010 as the result of Authentidate not complying with the $1 minimum closing bid price requirement of Nasdaq Listing Rule 5550(a)(2) during the consecutive 30 business day period from April 13, 2010 through May 25, 2010. This notification has no effect on the listing of the company’s common stock at this time.

The company’s common stock is currently listed for trading on The Nasdaq Capital Market and, pursuant to Nasdaq Listing Rules, it has been afforded a grace period of 180 calendar days in which to regain compliance with the minimum bid price requirement. To regain compliance, the company must meet or exceed the $1 minimum closing bid price for a minimum of 10 consecutive business days during the grace period. If the company is unable to achieve this standard during the grace period, it will be eligible for an additional grace period of 180 calendar days provided that it meets the initial listing criteria, other than the minimum bid price requirement, for The Nasdaq Capital Market. If the company does not regain compliance during the initial grace period and is not eligible for an additional grace period, Nasdaq will provide written notice that the company’s common stock is subject to delisting from The Nasdaq Capital Market. In that event, the company may appeal such decision to a hearings panel. There can be no guarantee that the company will be able to regain compliance with this requirement.

Ben Benjamin, President of Authentidate, stated, “Although we are disappointed in the current stock price, we continue to believe in the value of our business and its technologies. The recognition we have gained throughout the healthcare industry for our Inscrybe Healthcare, hospital discharge and telehealth solutions has been steadily increasing and has led to several key strategic relationships over the past year. We are continuing to develop market awareness for each of our solutions, which we expect will contribute to increased revenues. As a result, we remain optimistic about our company’s growth prospects and we will continue to work towards expanding our operations.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure health information exchange, workflow management services and telehealth solutions. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. The web-based services are delivered as Software as a Service (SaaS), and only require that customers have an Internet connection and web browser. The company’s healthcare customers and users include leading homecare companies, health systems and physician groups. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

The company has offices in the United States and Germany. In the United States, Authentidate offers its patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (USPS EPM®).

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

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